As filed with the United States Securities and Exchange Commission on February 12, 2021 under the Securities Act of 1933, as amended.

No. 333-252498

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pathfinder Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1575384
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1950 University Avenue
Suite 350
Palo Alto, CA 94303
(650) 321-4910
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Chung
1950 University Avenue
Suite 350
Palo Alto, CA 94303
(650) 321-4910
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Matthew R. Pacey Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 (713) 836-3600	Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Paul D. Tropp Christopher J. Capuzzi Ropes & Gray LLP 1211 Avenue of the Americas, New York, New York 10036 (212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant(2)	31,625,000 units	$10.00	$316,250,000	$34,503
Class A ordinary shares included as part of the units(3)	31,625,000 shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	6,325,000 warrants	—	—	—	(4)
Total			$316,250,000	$34,503	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 4,125,000 units, consisting of 4,125,000 Class A ordinary shares and 825,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-division, share dividends, or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pathfinder Acquisition Corporation is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-252498) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibit and Financial Statement Schedules.

(a)	The exhibit index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Amended and Restated Memorandum and Articles of Association.*
3.3	Form of Second Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Kirkland & Ellis LLP.**
5.2	Opinion of Walkers, Cayman Islands Counsel to the Registrant.**
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*
10.4	Form of Indemnity Agreement.*
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.*
10.6	Promissory Note, dated as of December 23, 2020 between the Registrant and the Sponsor.*
10.7	Securities Subscription Agreement, dated December 23, 2020 between the Registrant and the Sponsor.*
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.*
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).**
23.3	Consent of Walkers (included on Exhibit 5.2).**
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).*
99.1	Consent of David Chung.*
99.2	Consent of Lindsay Sharma.*
99.3	Consent of Hans Swildens.*
99.4	Consent of J. Steven Young.*
99.5	Consent of Steve Walske.*
99.6	Consent of Paul Weiskopf.*
99.7	Consent of Omar Johnson.*

*	Previously filed.
**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, California, on the 12th day of February 2021.

PATHFINDER ACQUISITION CORPORATION

By:	/s/ David Chung
	Name:	David Chung
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on February 12, 2021.

Name	Position

*	Chairman
Richard Lawson

/s/ David Chung	Chief Executive Officer
David Chung	(Principal Executive Officer)

*	Chief Financial Officer
Lance Taylor	(Principal Financial and Accounting Officer)

*By:	/s/ David Chung
David Chung
Attorney-in-Fact

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